Exhibit 99.1
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                Contact: Daniel L. Krieger,
                                                           Chairman &  President
                                                                 (515) 232-6251

April 16, 2004

                            AMES NATIONAL CORPORATION
                 ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS
                        AND FORECASTED EARNINGS FOR 2004

The Company earned net income of $2,965,000, or $0.95 per share for the three months ended March 31, 2004, compared to net income of $2,870,000, or $0.92 per share, for the three months ended March 31, 2003,an increase of 3%. The Company's return on average assets was 1.56% and 1.67% respectively, for the three-month periods ending March 31, 2004 and 2003. The Company's return on average equity was 10.91% and 11.26%, respectively for the three-month periods ending March 31, 2004 and 2003.Total assets increased from $737 million for the quarter ended March 31, 2003 to $799 million for the quarter ended March 31, 2004, an increase of 8%.

Net interest income increased $500,000 or 8% for the first quarter of 2004 compared to the same period in 2003. Non-interest expense was 4% higher in the first quarter of 2004 as the result of higher overhead expenses associated with data processing and equipment costs as well as employee salaries and benefits. Higher quarterly earnings were posted even though secondary market loan income and securities gains in the Company's investment portfolio were lower for first quarter 2004 compared to the same period a year ago.

Deposits increased 7% to a record $660 million with the majority of the growth in interest-bearing checking and money market accounts. Boone Bank & Trust Co., State Bank & Trust Co. and United Bank & Trust accounted for most of the increase in this area. United Bank has made an impact in the Marshalltown area with over $74 million in deposits since it began operations in mid June 2002.

Loans increased 6% to $360 million, a $20 million increase since March 31, 2003 with the growth coming in all loan categories.

Capital increased 8% to $111 million from one year ago. Capital at the end of March 2004, which includes over $10 million in net unrealized gains on securities available for sale, represented nearly 14% of total assets. Ames National Corporation stock, under the symbol ATLO, traded in the $58.25 to $61.00 range in the first quarter of 2004 and closed at $61.00 on March 31, 2004.

Ames National Corporation is forecasting earnings for the year ending December 31, 2004 of $3.85 to $3.93 per share this range is approximately 5% higher than the $3.71 per share earned for the year ending December 31, 2003. Higher earnings are forecast as the result of a projected increase in net interest income that exceeds an expected reduction in realized capital gains on securities and a decrease in secondary market loan income.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames, Boone Bank & Trust Co., Boone, State Bank & Trust Co., Nevada, Randall-Story State Bank, Story City, and United Bank & Trust, Marshalltown.

The Company's earnings forecast for 2004 is a forward-looking statement under the Private Securities Litigation Reform Act of 1995 that is subject to certain risks and uncertainties that could cause the actual earnings to differ materially from forecasted earnings. A number of factors, many of which are beyond the Company's control, could cause actual earnings to differ significantly from those described in this forward-looking statement. Such risks and uncertainties with respect to the Company include those related to the economic environment, particularly in the areas in which the Company and the Banks operate, competitive products and pricing, fiscal and monetary policies of the U.S. government, changes in governmental regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management and asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                   (unaudited)

                                                    March 31,          March 31,
                                     Assets           2004               2003
                                                 ------------        -----------

Cash and due from banks                          $ 26,268,260       $ 26,870,928
Federal funds sold                                 38,690,000        100,320,000
Interest bearing deposits
  in financial institutions                         8,588,576          1,000,000
Securities available-for-sale                     350,165,660        254,003,860
Loans receivable, net                             359,405,771        339,524,260
Loans held for sale                                   660,000            859,139
Bank premises and equipment, net                    8,447,894          8,623,103
Accrued income receivable                           5,981,800          5,701,244
Other assets                                          514,182            357,811
                                                  -----------        -----------

            Total assets                        $ 798,722,143      $ 737,260,345
                                                  ===========        ===========

                      Liabilities and Stockholders' Equity

Deposits:
    Demand                                       $ 64,423,914       $ 61,686,441
    NOW accounts                                  165,640,307        144,079,506
    Savings and money market                      185,799,563        174,326,939
    Time, $100,000 and over                        67,780,557         63,441,854
    Other time                                    176,115,766        170,359,656
                                                  -----------        -----------

  Total deposits                                  659,760,107        613,894,396

Federal funds purchased and securities
  sold under agreements to repurchase              18,854,237         13,362,019
Dividends payable                                   1,441,204          1,376,752
Deferred taxes                                      4,340,041          2,539,121
Accrued interest and other liabilities              3,571,076          3,454,538
                                                  -----------        -----------

  Total liabilities                               687,966,665        634,626,826
                                                  -----------        -----------

Stockholders' Equity:
Common stock, $5 par value;
  authorized 6,000,000 shares;
  issued 3,153,230 shares at
  March 31, 2004 and 2003;
  outstanding 3,133,053 and 3,128,982
  at March 31, 2004 and 2003,respectively         15,766,150          15,766,150
Surplus                                           25,351,979          25,354,014
Retained earnings                                 59,923,998          55,411,117
Treasury stock, at cost; 20,177 and
  24,248 shares at March 31, 2004 and 2003,
  respectively                                    (1,109,735)        (1,333,640)
Accumulated other comprehensive
  income - net unrealized gain
  on securities available-for-sale                10,823,086           7,435,878
                                                 -----------         -----------

  Total stockholders' equity                     110,755,478         102,633,519
                                                 -----------         -----------


  Total liabilities and stockholders' equity   $ 798,722,143       $ 737,260,345
                                                 ===========         ===========

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                        Consolidated Statements of Income

                                   (unaudited)

                                                      Three Months Ended
                                                         March 31,

                                                 2004                    2003
                                              ----------              ----------
Interest and dividend income:
  Loans                                      $ 5,352,668             $ 5,556,035
  Securities
  Taxable                                      2,076,081               1,883,539
  Tax-exempt                                   1,051,986                 770,300
  Federal funds sold                              56,873                 163,694
  Dividends                                      377,196                 340,665
                                              ----------              ----------

  Total interest income                        8,914,804               8,714,233
                                              ----------              ----------

Interest expense:
  Deposits                                     2,316,646               2,625,990
  Other borrowed funds                            74,528                  64,219
                                              ----------              ----------

  Total interest expense                       2,391,174               2,690,209
                                              ----------              ----------

  Net interest income                          6,523,630               6,024,024

Provision for loan losses                         58,355                 119,745
                                              ----------              ----------

  Net interest income after
   provision for loan losses                   6,465,275               5,904,279
                                              ----------              ----------

Non-interest income:
  Trust department income                        283,871                 327,329
  Service fees                                   356,931                 358,924
  Securities gains, net                           31,542                 365,825
  Gain on sale of loans held for sale            164,188                 248,120
  Merchant and ATM fees                          149,080                 139,898
  Other                                          155,321                 155,317
                                               ----------             ----------
  Total non-interest income                    1,140,933               1,595,413
                                               ----------             ----------

Non-interest expense:
  Salaries and employee benefits               2,258,919               2,169,684
  Occupancy expenses                             267,977                 268,608
  Data processing                                594,505                 467,800
  Other operating expenses                       531,353                 591,510
                                               ----------             ----------


  Total non-interest expense                   3,652,754               3,497,602

                                               ----------             ----------

  Income before income taxes                   3,953,454               4,002,090

Income tax expense                               988,912               1,131,765

                                               ----------             ----------

  Net income                                 $ 2,964,542             $ 2,870,325
                                               ==========             ==========

Basic and diluted earnings per share         $                       $
                                                    0.95                    0.92
                                               ==========             ==========
Declared dividends per share                 $                       $
                                                    0.46                    0.44
                                               ==========             ==========